EXHIBIT 10.5

                          THE OHIO VALLEY BANK COMPANY
                          SALARY CONTINUATION AGREEMENT


     THIS AGREEMENT is adopted this 12th day of January, 2004, by and between THE OHIO VALLEY BANK COMPANY, located in Gallipolis, Ohio (the "Company"), and JEFFREY E. SMITH (the "Executive").


                                   BACKGROUND

     On January 2, 1997, the Company and the Executive entered into The Ohio Valley Bank Company Salary Continuation Agreement. The Company and the Executive now wish to amend and restate said Agreement for the purpose of 1) increasing the Executive's Normal Retirement Benefit amount, and 2) updating the terms and provisions contained therein. This new Agreement shall rescind and replace the existing Agreement.


                                  INTRODUCTION

     To encourage the Executive to remain an employee of the Company, the Company is willing to provide salary continuation benefits to the Executive. The Company will pay the benefits from its general assets.

                                    AGREEMENT

     The Company and the Executive agree as follows:

                                    Article 1
                                   Definitions

     Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1  "Code" means the Internal Revenue Code of 1986, as amended.

1.2 "Disability" means the Executive's suffering a sickness, accident or injury which has been determined by the carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the Company of the carrier's or Social Security Administration's determination upon the request of the Company.

1.3 "Early Retirement Date" means the Executive attaining age 60 or completing 20 Years of Service.

1.4  "Effective Date" means January 2, 1997.

1.5 "Involuntary Early Termination" means that the Executive, prior to Normal Retirement Age, has been notified in writing that employment with the Company is terminated for reasons other than an approved leave of absence, Termination for Cause or Disability.

1.6  "Normal Retirement Age" means the Executive's 65th birthday.

1.7 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

1.8 "Plan Year" means a twelve-month period commencing on January 1 and ending on December 31 of each year. The initial Plan Year shall commence on the effective date of this Agreement.

1.9  "Termination for Cause" See Article 5.

1.10 "Termination of Employment" means that the Executive ceases to be employed by the Company for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Company.

1.11 "Years of Service" means the total number of twelve-month periods during which the Executive is employed on a full-time basis by the Company, including any approved leaves of absence.

                                    Article 2
                                Lifetime Benefits

2.1 Normal Retirement Benefit. Upon Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Company shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Agreement.

2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is $117,100 (One Hundred Seventeen Thousand One Hundred Dollars).

2.1.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive in 12 equal monthly installments commencing with the month following the Executive's Normal Retirement Date. The annual benefit shall be paid to the Executive for a period of 20 years.

2.2 Early Retirement Benefit. If the Executive terminates employment after the Early Retirement Date but before the Normal Retirement Date and for reasons other than death, Disability or Involuntary Early Termination, the Company shall pay to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Agreement.

2.2.1 Amount of Benefit. The benefit under this Section 2.2 is the dollar amount equal to the liability then accrued on the books of the Company, which shall be reported to the Executive on an annual basis by the Company. This benefit is determined by calculating a 20-year fixed annuity from the accrued liability, crediting interest on the unpaid balance at an annual rate of 7.5 percent, compounded monthly.

2.2.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive in 12 equal monthly installments commencing with the month following the Normal Retirement Age. The annual benefit shall be paid to the Executive for a period of 20 years.

2.3 Disability Benefit. If the Executive terminates employment due to Disability prior to the Normal Retirement Date, the Company shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement.

2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the dollar amount equal to the liability then accrued on the books of the Company, which shall be reported to the Executive on an annual basis by the Company. This benefit is determined by calculating a 20-year fixed annuity from the accrued liability, crediting interest on the unpaid balance at an annual rate of 7.5 percent, compounded monthly.

2.3.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive in 12 equal monthly installments commencing with the month following the Termination of Employment. The annual benefit shall be paid to the Executive for a period of 20 years.

2.4 Involuntary Early Termination. Upon Involuntary Early Termination, the Company shall pay to the Executive the benefit described in this Section
     2.4 in lieu of any other benefit under this Agreement.

2.4.1 Amount of Benefit. The benefit under this Section 2.4 is the Involuntary Early Termination Annual Benefit set forth in Schedule A for the Plan Year ending immediately prior to the date in which Termination of Employment occurs (except during the first Plan Year, the benefit is the amount set forth for Plan Year 1). This benefit is determined by vesting the Executive in 100 percent of the Accrual Balance. Any increase in the annual benefit under Section 2.1.1 would require the recalculation of the Involuntary Early Termination benefit on Schedule A. This benefit is determined by calculating a 20-year fixed annuity from the Accrual Balance, crediting interest on the unpaid balance at an annual rate of 7.5 percent, compounded monthly.

2.4.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive in 12 equal monthly installments commencing with the month following the Termination of Employment. The annual benefit shall be paid to the Executive for a period of 20 years.

                                    Article 3
                                 Death Benefits

3.1 Death During Active Service. If the Executive dies while in the active service of the Company, the Company shall pay to the Executive's beneficiary the benefit described in this Section 3.1. This benefit shall be paid in lieu of the benefits under Article 2.

3.1.1 Amount of Benefit. The annual benefit under this Section 3.1 is the Normal Retirement Benefit amount described in Section 2.1.1.

3.1.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive's beneficiary in 12 equal monthly installments commencing with the month following the Executive's death. The annual benefit shall be paid to the Executive's beneficiary for a period of 20 years.

3.2 Death During Payment of a Lifetime Benefit. If the Executive dies after any Lifetime Benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

3.3 Death After Termination of Employment But Before Payment of a Lifetime Benefit Commences. If the Executive is entitled to a Lifetime Benefit under this Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay the same benefit payments to the Executive's beneficiary that the Executive was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Executive's death.

                                    Article 4
                                  Beneficiaries

4.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and received by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.

4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    Article 5
                               General Limitations

5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Company terminates the Executive's employment for:

(a)  Gross negligence or gross neglect of duties;
(b)  Commission of a felony or of a gross misdemeanor involving moral turpitude;
     or
(c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Executive's employment and resulting in an adverse effect on the Company.

5.2 Confidentiality. The Executive shall not disclose any trade secrets or confidential information of any kind, type or description. In the event the Executive does disclose said information, such disclosure shall constitute a breach of this Agreement and compensation shall cease immediately

5.3 Non-Compete. The Executive agrees, during the term of this Agreement, he will not accept employment with any bank, financial or lending organization which is in competition directly or indirectly with the Company. In the event the Executive does accept such employment, this agreement shall immediately terminate.

5.4 Suicide or Misstatement. The Company shall not pay any benefit under this Agreement if the Executive commits suicide within three years after the date of this Agreement. In addition, the Company shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on an employment application or resume provided to the Company, or on any application for any benefits provided by the Company to the Executive.

                                    Article 6
                          Claims and Review Procedures

6.1 Claims Procedure. An Executive or beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

6.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Company a written claim for the benefits.

6.1.2 Timing of Company Response. The Company shall respond to such claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

6.1.3 Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)  The specific reasons for the denial;
(b) A reference to the specific provisions of the Agreement on which the denial is based;
(c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;
(d) An explanation of the Agreement's review procedures and the time limits applicable to such procedures; and
(e)  A statement  of the  claimant's  right to bring a civil  action under ERISA
     Section 502(a) following an adverse benefit determination on review.

6.2 Review Procedure. If the Company denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

6.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Company's notice of denial, must file with the Company a written request for review.

6.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

6.2.3 Considerations on Review. In considering the review, the Company shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

6.2.4 Timing of Company Response. The Company shall respond in writing to such claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

6.2.5 Notice of Decision. The Company shall notify the claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:
(a)  The specific reasons for the denial;

(b) A reference to the specific provisions of the Agreement on which the denial is based;
(c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits; and
(d)  A statement  of the  claimant's  right to bring a civil  action under ERISA
     Section 502(a).

                                    Article 7
                           Amendments and Termination

     The Company may amend or terminate this Agreement at any time prior to the Executive's Termination of Employment by written notice to the Executive. In no event shall this Agreement be terminated without the Executive immediately becoming 100 percent vested in the Accrual Balance at the time of termination.

                                    Article 8
                                  Miscellaneous

8.1 Binding Effect. This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, successors, administrators and transferees.

8.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

8.3  Non-Transferability.   Benefits  under  this  Agreement   cannot  be  sold,
     transferred, assigned, pledged, attached or encumbered in any manner.

8.4 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term "Company" as used in this Agreement shall be deemed to refer to the successor or survivor company.

8.5 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

8.6 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Ohio, except to the extent preempted by the laws of the United States of America.

8.7 Unfunded Arrangement. The Executive and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and beneficiary have no preferred or secured claim.

8.8 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

8.9 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

(a)  Establishing and revising the method of accounting for the Agreement;
(b)  Maintaining a record of benefit payments;
(c) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement; and
(d)  Interpreting the provisions of the Agreement.

8.10 Named Fiduciary. The Company shall be the named fiduciary and plan administrator under this Agreement. It may delegate to others certain aspects of the management and operational responsibilities including the employment of advisors and the delegation of ministerial duties to qualified individuals.






IN WITNESS WHEREOF, the Executive and the Company have signed this Agreement.


EXECUTIVE:                                         COMPANY:

                                                   THE OHIO VALLEY BANK COMPANY

/s/ Jeffrey E. Smith                               By:  /s/ James L. Dailey
--------------------                               ------------------------
Jeffrey E. Smith
                                                   Title:  Chairman of the Board